Exhibit 10.1

Form of Letter Agreement for Directors, Officers and Initial Stockholders of China Holdings

__________, 2007

China Holdings Acquisition Corp. 33 Riverside Avenue, 5th Floor Westport, CT 06880 Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013

Re: Initial Public Offering

Gentlemen:

      This letter is being delivered to you in accordance with the Underwriting Agreement entered into by and between China Holdings Acquisition Corp., a Delaware Corporation (the “Company”) and Citigroup Global Markets Inc., as representative of the several underwriters, relating to an underwritten initial public offering (the “IPO”) of 10,000,000 of the Company’s units (11,500,000 if the over-allotment is exercised in full) each comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (the “Units”). The Units sold in the IPO will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus filed by the Company with the Securities and Exchange Commission. Certain capitalized terms used herein are defined in paragraph 14 hereof.

      In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

     1. If the Company solicits approval of its stockholders of a Business Combination, and/or the Extended Period, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares and will vote all shares of Common Stock of the Company acquired by him in the IPO or aftermarket in favor of any Business Combination negotiated by the officers of the Company and the Extended Period.

     2. In the event that the Company fails to consummate a Business Combination within 18 months from the closing date of the IPO (“IPO Closing Date”) and no letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period, or within 24 months from the IPO Closing Date if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period, or within 36 months from the IPO Closing Date if so extended upon approval by the stockholders, the undersigned shall take all such action reasonably within its power as is necessary to dissolve the Company and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares (“Claim”) and will not seek recourse against the Trust Account for any reason whatsoever. [In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company jointly and severally with [James D. Dunning, Jr.], against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any third party, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account and only if such third party or entity has not executed an agreement waiving claims against the Trust Account. If the remaining assets outside the Trust Account are insufficient to pay the costs of liquidation, the undersigned agrees to advance to the Company the funds necessary to complete such liquidation and agrees not to seek repayment for such expenses. The foregoing section is not for the benefit of any third party beneficiaries of the Company and does not create any contract right in favor of any person other than the Company.]1

     [3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees (i) not to become an officer, director or principal stockholder of a blank check company with a focus on potential acquisition targets in the People’s Republic of China or Asia and (ii) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have as of the date hereof. For the purposes hereof, a suitable opportunity shall mean any company or business having its primary operations in the People’s Republic of China and greater Asia whose fair market value is at least equal to $80 million. The information relating to the undersigned contained in the “Conflicts of Interest” section of the Registration Statement is true and accurate in all respects, and does not omit any material information with respect to the undersigned’s fiduciary or contractual obligations.

     The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company could be irreparably injured in the event of a breach by the undersigned of his obligations under this paragraph 3, monetary damages may not be an adequate remedy for such breach and (ii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.]2

     4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is currently a portfolio company of, or affiliated with, any of the Insiders. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which in the future becomes affiliated with any of the Insiders, unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

     5. Prior to a Business Combination, neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company.

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1 Applicable only to Paul K. Kelly and James D. Dunning, Jr.

2 Applicable only to officers and directors

Notwithstanding the foregoing to the contrary, the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and commencing on the Effective Date, Stuart Management Co., an affiliate of the Company’s Chief Executive Officer (“Related Party”), shall be allowed to charge the Company $10,000 per month to compensate it for the Company’s use of the Related Party’s office space and certain technology and administrative and secretarial services.

     6. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,500,000 Units of the Company, the undersigned agrees that he shall return to the Company for cancellation, at no cost, the number of Insider Shares held by the undersigned determined by multiplying [the number of shares held by the insider] by a fraction, (i) the numerator of which is 1,500,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000.

     7. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

     8. The undersigned agrees that, prior to the consummation of the Business Combination, he or she will not propose any amendment to Articles Fourth and Sixth of the Company’s Amended and Restated Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend any of these provisions.

     [9. The undersigned agrees that he will not take retaining his position as an officer or director with the Company into consideration in determining which Business Combination to pursue.]3

     10. (a) For a period of time commencing from the date hereof and ending, in the case of Insider Shares, on a date that is six months following the consummation of the Business Combination (“Insider Share Lock-Up Period”) and, in the case of the Placement Warrants upon consummation of the Business Combination (the “Placement Warrant Lock-Up Period”) (together with the Insider Share Lock-Up Period collectively the "Lock-Up Period"), the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to any Insider Shares, Placement Warrants, the Common Stock issuable upon exercise of the Placement Warrants or any securities convertible into or exercisable or exchangeable for the Insider Shares or Placement Warrants or other rights to purchase Common Stock or any such securities (the "Offering Securities"), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Offering Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

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3 Applicable only to officers and directors

          (b) Notwithstanding the foregoing, the undersigned may transfer his Insider Shares, the Placement Warrants, or shares of Common Stock issuable upon exercise of the Placement Warrants (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to officers, directors and employees of the Company and persons affiliated with the Company’s founders or (vi) by private sales with respect to up to 33% of the Insider’s common stock made at or prior to the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of this Agreement including Section 1 and this Section 10.

          (c) Further, the undersigned agrees that after the applicable Lock-Up Period has elapsed, the Offering Securities shall only be transferable or saleable pursuant to a sale registered under the Securities Act of 1933, as amended, (the “Securities Act”) or pursuant to an available exemption from registration under the Securities Act.

     11. [The undersigned agrees to be the [Chairman of the Board of Directors, Chief Executive Officer, Secretary and Treasurer] [President and Director] [Director] of the Company and not resign from his position until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company provided, however that the undersigned is not obligated to contribute a minimum number of hours per week to the Company’s business or operations.]4 The undersigned’s biographical information furnished to the Company and Citigroup Global Markets, Inc. and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act . The undersigned’s Questionnaire furnished to the Company and Citigroup Global Markets, Inc. is true and accurate in all respects. The undersigned represents and warrants that:

          (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

          (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

     [12. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as [Chairman of the Board of Directors, Chief Executive Officer, Secretary and Treasurer] [President and Director] [Director] of the Company.]4

     13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The

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4 Applicable only to officers and directors

undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Citigroup Global Markets, Inc. and appoint a substitute agent acceptable to each of the Company and Citigroup Global Markets, Inc. within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

     14. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or control through contractual arrangements or otherwise, of one or more operating businesses in the People’s Republic of China or greater Asia selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Trust Account” shall mean the trust account established by the Company at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited; (vi) “Extended Period” shall mean the extension, upon shareholder approval, of the period of time during which the Company may complete a Business Combination from 24 months to 36 months if the Company anticipates that it may not consummate a Business Combination within 24 months if a letter of intent or definitive agreement with respect to a business combination has been entered into within 18 months; (vii) “Placement Warrant” shall mean the warrants purchased by the Insiders in a private placement immediately prior to the consummation of the IPO; and (viii) “Public Stockholders” shall mean the stockholders that purchased shares of the Company’s Common Stock in the IPO.

CHINA HOLDINGS ACQUISITION CORP.

By: ______________________________________________

INSIDER

By: ______________________________________________

EXHIBIT A

[Insider biographical information]